Exhibit 10.02

ADAPTEC, INC.
RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made as of __ ________________ (the "Grant Date") between ADAPTEC, INC. a Delaware corporation (the "Company") and ________________________(the "Grantee"). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Company's 2006 Director Plan (the "Plan").

A. The Board of Directors (the "Board") and shareholders of the Company previously adopted the Plan.

B. Section 6 of the Plan provides that Restricted Stock Awards may be granted to any eligible person, subject to the terms and conditions of the Plan, and the Committee has approved the award of a Restricted Stock Award to the Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.

In consideration of the foregoing, the parties hereto hereby agree as follows:

  Grant of Restricted Stock Award. The Company hereby grants to the Grantee a Restricted Stock Award covering _________Shares (the "RSA") as of the Grant Date.
  Exercise Price. The exercise price per Share of the RSA shall be $______ (the "Exercise Price").
  Settlement of RSA. Upon each vesting of all or a specified portion of the RSA, the Grantee (or such other person entitled to receive payment pursuant to this Agreement and the Plan) shall be entitled to receive from the Company, common stock in an amount equal to the number of RSA's vesting on each vesting date.
  Vesting. Except as may be otherwise provided in the Plan and this Agreement, the RSA shall vest and become exercisable as follows: _________of the Shares covered by the RSA shall vest on _________ and _________of the Shares covered by the RSA shall vest _________. Vesting of the RSA shall be subject to acceleration as provided in the Plan.
  Term of RSA. The term of the RSA commences on the Grant Date and expires upon the earliest of the following:
    Immediately upon termination of the Grantee's continuous status as a non-employee director for any reason other than death or disability; or
    Each vesting and the related common stock settlement.
  Exercise of RSA. This RSA shall be deemed to be exercised upon each vesting and the related common stock settlement. The RSA may not be exercised for a fraction of a Share.
  Non-Transferability of RSA. The RSA may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may not be subject to execution, attachment or similar process. In any event, the RSA may not be transferred in exchange for consideration. The RSA shall be vested and exercised (i) during Grantee's lifetime only by (A) Grantee, (B) Grantee's guardian or legal representative, or (C) a Family Member of Grantee who has acquired the RSA by permitted transfer (as such term is defined in the Plan) and (ii) after Grantee's death, by the legal representative of Grantee's heirs or legatees.
  No Rights as Director or Shareholder.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Grantee's membership on the Board. Grantee shall not have any rights as a shareholder with respect to any Shares by virtue of the holding of the RSA.
  Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee's interest except by means of a writing signed by the Company and Grantee.  This agreement is governed by California law except for that body of law pertaining to conflict of laws.
  Enforcement of Rights.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
  Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
  Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to Grantee shall be addressed to the address maintained by the Company for such person or at such other address as Grantee may specify in writing to the Company.
  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

The Company and Grantee agree that the RSA is granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and the Agreement.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

ADAPTEC, INC.

By:

GRANTEE: